Exhibit 5.0



                                      May 1, 1995




     Plymouth Rubber Company, Inc.
     104 Revere Street
     Canton, MA  02021

     Dear Sirs:

          We have acted as counsel for Plymouth Rubber
     Company, Inc, (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the Company's 1995 Non-Employee Director Stock Option Plan and the Company's 1995 Employee Incentive Stock Option Plan (the "Plans") and 270,000 shares of the Company's Class B Common Stock, $1.00 par value ("Class B Common Stock"), reserved by the Company for issuance upon the exercise of options granted under the Plans. In this capacity, and in connection with the opinion hereinafter expressed, we have reviewed the Company's Restated Articles of Organization, its By-Laws, as amended, and other pertinent documents, corporate records and proceedings; and we are familiar with the additional proceedings in connection with the preparation and filing of the Registration Statement.

          Based on the foregoing, and subject to the proposed additional proceedings being taken as now contemplated by us as counsel for the Company, we are of the opinion that:

          1. The Company is a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and in good standing under the corporate laws thereof.

          2.   The shares covered by the Registration
     Statement and to be offered and sold pursuant to the Prospectus (as defined in Part I of Form S-8) constitute duly authorized capital stock of the Company, and when issued by the Company upon the exercise of options granted under the Plans and against receipt of the Option exercise price and otherwise, in accordance with the provisions of the options so exercised, will be legally and validly issued, fully paid and nonassessable shares of Class B Common Stock of the Company.


     Plymouth Rubber Company, Inc.
     May 1, 1995
     Page 2






          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Information
     Statement which constitutes a part of the Prospectus related to the Registration Statement.


                                        Very truly yours,




                                        FRIEDMAN & ATHERTON